Exhibit 10.1

Execution Version

Fifth Amendment

to

Credit Agreement

among

Energy One LLC,

as Borrower,

The Guarantor Party Hereto,

APEG Energy II, L.P.,

as Administrative Agent and Sole Lender,

Fifth Amendment to Credit Agreement

This Fifth Amendment to Credit Agreement (this “Fifth Amendment”) dated as of June 28, 2017, is among Energy One LLC, a limited liability company duly formed and existing under the laws of the State of Wyoming (the “Borrower”); the undersigned Guarantor (the “Guarantor”) and collectively with the Borrower, the “Obligors”); and APEG Energy II L.P., as administrative agent for the Lender (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.	The Borrower, the Administrative Agent and the Lender are parties to that certain Credit Agreement dated as of July 30, 2010 (as amended by the First Amendment to Credit Agreement dated April 10, 2012, the Second Amendment to Credit Agreement dated July 23, 2013, the Third Amendment to Credit Agreement dated as of July 16, 2015, and the Fourth Amendment to Credit Agreement dated as of August 11, 2016, the “Credit Agreement”), pursuant to which the Lender has made certain credit available to and on behalf of the Borrower.

B.	The Borrower and the Guarantor are parties to that certain Guarantee and Pledge Agreement, dated as of July 30, 2010, made by the Borrower and each of the other Obligors party thereto in favor of the Administrative Agent (the “Guarantee and Pledge Agreement”).

C.	The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.	NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section and schedule references in this Fifth Amendment refer to sections or schedules of the Credit Agreement.

Section 2.          Amendments to Credit Agreement.

2.1           Amendments to Section 1.02.

(a)	The following definitions are hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

“Maturity Date” means July 30, 2019.

(b)	The following definitions are hereby added where alphabetically appropriate to read as follows:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of June 20, 2017, among the Borrower, the Guarantor, the Administrative Agent and the Lender party thereto.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“PDP Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrower’s and the Guarantors’ Total PDP PV-10 as of such date to (b) Net Senior Secured Debt as of such date.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” or “PDP” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means the sum of Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Total PDP PV-10” means, for any Person or group of Persons, the present value of estimated future revenues less severance and ad valorem taxes, operating, gathering, transportation and marketing expenses and capital expenditures from the production of Proved Developed Producing Reserves on such Person’s or such group’s Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant hereto, calculated in accordance with the SEC guidelines and using the Five-Year Strip Price without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10% all as reasonably acceptable to the Administrative Agent. Total PDP PV-10 shall be adjusted to give effect to any Secured Swap Agreements then in effect discounted at 10%. The Total PDP PV-10 shall be calculated on a pro forma basis, giving effect to (a) acquisitions and dispositions of Oil and Gas Properties consummated by the Borrower and the Subsidiaries (provided that in the case of any acquisition, the Administrative Agent shall have received a Reserve Report, in form and substance reasonably satisfactory to it, evaluating the Proved Developed Producing Reserves subject thereto); (b) the Liquidation of any Swap Agreements to which the Borrower or any Subsidiary is a party, in each case, occurring since the date of the Reserve Report most recently delivered pursuant to Section 8.12; and (c) the Proved Developed Producing Reserves attributable to production from any completed and fully paid wells that have commenced and flowed into sales during the 60 day period after the measurement date, subject to such Proved Developed Producing Reserve assessment being prepared by an Approved Petroleum Engineer.

2.2         Amendment to Section 9.01. Section 9.01 is hereby amended and restated in its entirety to read as follows:

(a)	PDP Coverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter ending on or after June 30, 2017, the PDP Coverage Ratio to be less than 1.2 to 1.0.

(b)	Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter ending on or after June 30, 2017, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under the equivalent of FAS 133 under GAAP) to (ii) consolidated current liabilities (excluding non-cash obligations under the equivalent of FAS 133 under GAAP and amounts outstanding under this Agreement) to be less than 1.0 to 1.0. The outstanding amounts under the categories titled “Payable to Major Operator” and “Contingent ownership interests” on the Guarantor’s financial statements shall not be included in any covenant calculation.

Section 3.           Amendment to Section 3.02. Section 3.02 is hereby amended and restated in its entirety to read as follows:

(a)	Interest Rate. Commencing on the Effective Date, Borrower shall pay to Administrative Agent, for the benefit of the Lender on a pro rata basis accrued interest on the outstanding principal balance of the Loans on the last Business Day of each calendar month. Commencing on the Effective Date, interest shall accrue and be payable on the outstanding principal balance of the Loans at a rate per annum equal to 875 basis points (8.75%), but in no event to exceed the Highest Lawful Rate.

(b)	Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

Section 4.           Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”) when each of the following conditions is satisfied:

4.1           The Administrative Agent shall have received from the Lender and the Borrower counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Persons.

The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective (and the Fifth Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.           Limited Waivers

The Borrower has requested that the Lenders waive, and the Lenders do hereby provide a waiver of non-compliance, for the Borrower’s failure to comply with any and all financial covenants for all historical quarterly financial reporting periods through March 31, 2017.

Except as expressly waived herein, all covenants, obligations and agreements of the Borrower and each Guarantor contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any Guarantor or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 6.           Miscellaneous.

6.1           Confirmation.  The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the Fifth Amendment Effective Date.

6.2           Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby: (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Fifth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Fifth Amendment; and (d) represents and warrants to the Lender that as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

6.3           Counterparts.  This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

6.4           No Oral Agreement.  This Fifth Amendment, the Credit Agreement, the Guaranty and Pledge Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or oral agreements of the parties. There are no oral agreements between the parties.

6.5           GOVERNING LAW.  THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.6           Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.7           Severability.  Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8           Successors and Assigns.  This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9           Loan Document. This Fifth Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.10         Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EACH OBLIGOR hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each LENDER, the Arranger, the Issuing Bank, and each of their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents, advisors (including attorneys, accountants and experts) and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the FIFTH AMENDMENT Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this FIFTH AMENDMENT, the Credit Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). eaCH oBLIGOR, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 6.10 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed effective as of the Fifth Amendment Effective Date.

BORROWER:	ENERGY ONE LLC

	By:	/s/ David Veltri
	Name:	David Veltri
	Title:	Chief Executive Officer

GUARANTOR:	U.S. ENERGY CORP.

	By:	/s/ David Veltri
	Name:	David Veltri
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	APEG ENERGY II GP, LLC
a Texas limited liability company

as Administrative Agent and a Lender

	By:	/s/ Patrick Duke
	Name:	Patrick Duke
	Title:	Manager

By:	/s/ Paul Haarman
Name:	Paul Haarman
Title:	Manager